Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$93,350
Unrealized Gain (Loss) on Market Value of Futures	(1,012,550)
Interest Income	8,501
Total Income (Loss)	$(910,699)

Expenses
Audit Fees	$8,197
K-1 Tax Expense	7,466
Investment Advisory Fee	3,094
NYMEX License Fee	142
Non-interested Directors' Fees and Expenses	53
Brokerage Commissions	22
Total Expenses	18,974
Audit Fees Waiver	(7,939)
K-1 Tax Expense Waiver	(6,950)
Net Expenses	$4,085
Net Gain (Loss)	$(914,784)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/08	$6,974,924
Net Gain (Loss)	(914,784)

Net Asset Value End of Period	$6,060,140
Net Asset Value Per Unit (100,000 Units)	$60.60

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502